UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: September 23, 2008)

Innophos Holdings, Inc. (Exact names of Registrants as specified in their Charters)

259 Prospect Plains Road Cranbury, New Jersey 08512 (Address of Principal Executive Offices, including Zip Code) (609) 495-2495 (Registrants’ Telephone Number, Including Area Code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Items.

On August 29, 2008, Registrant reported that the Mexican Court of Fiscal & Administrative Justice unanimously overturned resolutions issued in 2004 by the Mexican National Waters Commission, or CNA, to Registrant’s Mexican affiliate, Innophos Fosfatados, seeking to impose higher water rates on fresh water consumed at the company’s Coatzacoalcos, Veracruz, Mexico plant from 1998 through 2002. As previously reported, CNA had 15 business days in which to file an appeal of that decision. On September 23, 2008, the Registrant was informed by Mexican counsel that CNA timely filed an appeal to an intermediate Mexican appeals court.

Innophos acquired its Mexican operations in August 2004 from affiliates of Rhodia, S.A. Subsequently, Innophos obtained a judgment in the New York State courts confirming its right to full indemnity from Rhodia for CNA water resolution-related liabilities arising prior to the acquisition. The CNA fresh water resolutions, if sustained, could amount to a potential liability of up to $33 million for the period 1998 through 2002, and would be fully indemnified by Rhodia.

SIGNATURES

     According to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ William N. Farran Name: William N. Farran Title: Vice President and General Counsel

Dated: September 26, 2008